EXHIBIT 99.1

EDG Capital, Inc. announces that it may be required to restate its December 31, 2000, financial statements to take additional reserves against its accounts receivable.

NEW YORK, May 14, 2001 - EDG Capital, Inc. (OTCBB: EDGN), a developer of nuclear pharmaceuticals for therapeutic use in the treatment of cancer, announced today that its accountants, in light of subsequent information, are taking another look at its financial statements for the year ended December 31, 2000.

This action is being taken to determine whether EDG Capital must take certain additional reserves against its accounts receivable. EDG Capital's accountants, therefore, will not be able to complete their review of EDG Capital's financial statements for the quarter ended March 31, 2001, until their reevaluation of such reserves for the year ended December 31, 2000, is completed. The additional reserves are not expected to exceed $200,000 at December 31, 2000, and $230,000 at March 31, 2001.

About EDG Capital, Inc. Through its wholly-owned subsidiary, Isotope Solutions, Inc., EDG Capital is engaged in the development of nuclear pharmaceutical technologies for therapeutic use in the treatment of various forms of cancer. Isotope Solutions, Inc.'s research is conducted by internationally renowned clinicians that have entered into management contracts with Isotope Solutions, Inc.

Legal Disclaimers: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. The forward-looking statements contained herein represent EDG Capital, Inc.'s judgment as of the date of this release, and EDG Capital, Inc. cautions investors not to place undue reliance on such statements.

CONTACT:    EDG Capital, Inc., New York
            Shragie David Aranoff
            Vice President
            516/222-7749
            or
            Patricia Amerman
            Rubenstein Associates, Inc.
            212/843-8049


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